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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 1997 (except for Note 16, as to which the date is ______, 1997), in the Registration Statement (Amendment No. 1 to
Form S-1 No. 333-25551) and related Prospectus of Simione Central Holdings, Inc. for the registration of 2,800,000 shares of its common stock.


Atlanta, Georgia
________, 1997



THE FOREGOING CONSENT IS IN THE FORM THAT WILL BE SIGNED UPON THE EFFECTIVE DATE OF THE ONE-FOR-TWO REVERSE STOCK SPLIT DESCRIBED IN NOTE 16 TO THE FINANCIAL STATEMENTS.


                                                    ERNST & YOUNG LLP

ATLANTA, GEORGIA
MAY 29, 1997